THIRD AMENDMENT TO

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of the 20th day of July, 2005, among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP. (“Fortis”), a Connecticut corporation, as a Bank, an Issuing Bank and as Administrative Agent, Documentation Agent and Collateral Agent for the Banks, BNP PARIBAS ("BNP Paribas”), a bank organized under the laws of France, as an Issuing Bank and a Bank, U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as a Bank and SOCIETE GENERALE, a bank organized under the laws of France, as a Bank (“SocGen”) (collectively, the “Banks”).

WHEREAS, the Borrower and the Banks have entered into an Amended and Restated Credit Agreement effective as of May 14, 2004 (as amended, the “Credit Agreement”);

WHEREAS, the Credit Agreement provides for Uncommitted Line Portions in an aggregate amount of $150,000,000; and

WHEREAS, the Banks are prepared to increase the aggregate amount of Uncommitted Line Portions up to $180,000,000;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2.            Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a)          The Definition of Borrowing Base Advance Cap. Clause (a) of the definition of “Borrowing Base Advance Cap” is amended to read as follows:

“(a)	$180,000,000.00;”

(b)          The Definition of Borrowing Base Sub-Cap. The definition of “Borrowing Base Sub-Cap” is amended and restated to read as follows:

“‘Borrowing Base Sub-Cap’ means, on the Closing Date, an amount equal to $105,000,000.00; provided, however, Borrower may elect to change such Borrowing Base Sub-Cap five (5) times during any twelve (12) month period to be any of $90,000,000.00, $105,000,000.00, $120,000,000.00, $135,000,000.00, $150,000,000.00, $165,000,000.00 or $180,000,000.00 (provided that, regardless of any Elected Performance L/C Cap, the Borrowing Base Sub-Cap shall never exceed $180,000,000.00), which modified Borrowing Base Sub-Cap shall continue in effect until again changed by Borrower in accordance with this Agreement, or until automatically reduced as hereinafter set forth. Notwithstanding the foregoing, Borrower may not elect a Borrowing Base Sub-Cap unless Borrower’s Net Working Capital and Tangible Net Worth at the time of election are greater than, or equal to, the amounts specified below:

(a)          If Borrower elects $180,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $33,300,000.00 plus an amount equal to 30% of the Elected Performance L/C Cap;

(b)          If Borrower elects $165,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $30,525,000.00 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(c)          If Borrower elects $150,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $27,750,000 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(d)          If Borrower elects $135,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $24,975,000 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(e)          If Borrower elects $120,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least

$22,200,000 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(f)           If Borrower elects $105,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $19,425,000 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(g)          If Borrower elects $90,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $16,650,000 plus an amount equal to 30% of the Elected Performance L/C Cap; or

(h)          If Borrower elects $75,000,000.00, Borrower’s Net Working Capital and Tangible Net Worth must each be at least $13,875,000 plus an amount equal to 30% of the Elected Performance L/C Cap.

Borrower shall elect which Borrowing Base Sub-Cap is in effect from time to time by delivering to Agent and Banks a written notice of such election in the form of Exhibit I which is attached hereto. In the event that after Borrower makes a Borrowing Base Sub-Cap election Borrower’s Net Working Capital or Tangible Net Worth as reflected on a Compliance Certificate delivered to Agent are not in compliance with the requirements set forth above, the Borrowing Base Sub-Cap shall be automatically reduced to the appropriate level set forth above to cause compliance with the requirements set forth above, provided that if Borrower fails to qualify for (a), (b), (c), (d), (e), (f) or (g), or fails to elect a Borrowing Base Sub-Cap, then the Borrowing Base Sub-Cap shall be $75,000,000.00. Such reduction shall take place upon Agent’s receipt of such Compliance Certificate or notice of election. NOTWITHSTANDING THE FOREGOING, BORROWER MAY NOT ELECT A BORROWING BASE SUB-CAP IN AN AMOUNT IN EXCESS OF THE THEN TOTAL UNCOMMITTED LINE AMOUNT SUBSCRIBED AS SET FORTH ON SCHEDULE 2.01 FROM TIME TO TIME.”

(c)          The Definition of L/C Line Limit. The definition of “L/C Line Limit” is revised to read as follows: “

‘“L/C Line Limit’ means the Dollar amount set forth on Schedule 2.01 from time to time as the then effective L/C Line Limit. Such L/C Line Limit shall be the same percentage of $180,000,000.00 as the Aggregate Uncommitted Line Portions then subscribed to by Banks is of $180,000,000.00.”

(d)          The Definition of L/C Sub-Limit Cap. Clause (e) of the definition of “L/C Sub-Limit Cap” is amended to read as follows:

“(e)        Natural Gas/Supply L/Cs - $180,000,000.00 less any amounts outstanding under (a), (b), (c) or (d) above.”

(e)          Schedule 2.01 (Uncommitted Line and Uncommitted Line Portions). Schedule 2.01 is deleted and replaced with Schedule 2.01 attached to this Amendment.

3.            Effectiveness of Amendment. This Amendment shall be effective (the “Effective Date”) upon receipt by the Agent of the following:

(a)	An executed copy of this Amendment;

(b)          Amended and restated promissory notes in favor of Fortis, SocGen and BNP Paribas in the amount of their respective revised Uncommitted Line Portions;

(c)	Payment of all fees and expenses owing to the Banks;

(d)          Resolution from the Borrower, in form and substance satisfactory to the Banks, authorizing the execution and delivery of and performance under this Amendment and any documents or agreements entered into in connection therewith; and

(e)          Such other documents and instruments as any Bank may reasonably request to reflect the changes set forth in this Amendment.

4.	Ratifications, Borrower Representations and Warranties.

(a)          The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrowers and the Banks agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

(b)          To induce the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that the Borrower is fully authorized to enter into this Amendment. THE BORROWER ACKNOWLEDGES THAT THE CREDIT AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY DISCRETIONARY ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY REVOLVING LOAN OR TO ISSUE ANY LETTER OF CREDIT. THE BORROWER REPRESENTS AND WARRANTS TO THE BANKS THAT THE BORROWER IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

5.            Benefits. This Amendment shall be binding upon and inure to the benefit of the Banks and Borrower, and their respective successors and assigns; provided, however, that Borrowers may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

6.            Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.            Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

8.            Entire Agreement. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

9.            Reference to Credit Agreement. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

10.         Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC.,

a South Dakota corporation

By:

Thomas M. Ohlmacher
President and Chief Operating Officer

350 Indiana Street, Suite 400

Golden, Colorado 80401

Attention: Thomas M. Ohlmacher

Telephone: (303) 568-3261

Facsimile: (303) 568-3250

FORTIS CAPITAL CORP.,

as Agent

By:

Name:

Title:

By:

Name:

Title:

15455 North Dallas Parkway

Suite 1400

Addison, TX 75001

Attention: Irene C. Rummel

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

FORTIS CAPITAL CORP.,

as a Bank and an Issuing Bank

By:

Name:

Title:

By:

Name:

Title:

15455 North Dallas Parkway

Addison, TX 75001

Attention: Irene C. Rummel

Telephone: (214) 953-9313

Facsimile: (214) 969-9332

BNP PARIBAS,

as an Issuing Bank and a Bank

By:

Name:

Title:

By:

Name:

Title:

787 Seventh Avenue

New York, NY 10019

Attention: Keith Cox

Phone: (212) 841-2575

Fax: (212) 841-2536

U.S. BANK NATIONAL ASSOCIATION,

as a Bank

By:

Name:

Title:

918 17th Street

DNCOBB3E

Denver, CO 80202

Attn: Monte Deckerd

Phone: (303) 585-4212

Fax: (303) 585-4362

SOCIETE GENERALE,

as a Bank

By:

Name:

Title:

1221 Avenue of the Americas

New York, NY 10020

Attn: Barbara Paulsen

Phone: (212) 278-6496

Fax: (212) 278-7953

SCHEDULE 2.01

UNCOMMITTED LINE AND

UNCOMMITTED LINE PORTIONS

(EXCLUDING SWAP CONTRACTS)

I.	Uncommitted Line:

A.	Maximum Line:	$180,000,000.00

B.	Total Line Amount

Subscribed:	$180,000,000.00

C.	Subscribed Percentage:	100%

II.	Uncommitted Line Portions:

A.	Subscribed Amounts:

Bank	Dollar Amount	Pro Rata Share

Fortis Capital Corp.	$85,000,000.00	47.22222%
BNP Paribas	$55,000,000.00	30.55556%
Societe Generale	$25,000,000.00	13.88889%
U.S. Bank	$15,000,000.00	08.33333%
Total Subscribed Line Portions	$180,000,000.00	100%

III.	Advance Line Limit:	$3,000,000.00

IV.	L/C Line Limit (Subscribed Percentage,
	times $180,000,000.00)	$180,000,000.00